================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


================================================================================


                                  FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT



    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report:                  May 12, 1998
                       --------------------------------
                       (Date of earliest event reported)



                              GLOBAL SPORTS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                           0-16611                            04-2958132
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                  (I.R.S. Employer
of incorporation or organization)  File Number)           Identification Number)

     555 S. Henderson Road, King of Prussia, PA                            19406
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

                                (800) 352-3331
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)




--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

================================================================================

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------


Item 7 of the Current Report on Form 8-K dated May 12, 1998 and filed May 27, 1998 is amended to include the historical financial statements of Gen-X Equipment Inc. and Gen-X Holdings Inc. (the "Gen-X Companies"), and predecessor companies C.A.S. Sports International Inc. and C.A.S. Sports Agency, Inc. and the pro forma combined financial information of Global Sports, Inc. (the "Company").

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

       Historical financial statements of:

(i) C.A.S. Sports International Inc. and C.A.S. Sports Agency, Inc. as of and for the year ended December 31, 1995 (Audited).
(ii) C.A.S. Sports International Inc. and C.A.S. Sports Agency, Inc. as of October 10, 1996 and for the period from January 1, 1996 through October 10, 1996 (Audited).
(iii) Gen-X Equipment Inc. as of September 30, 1997 and for the period from October 10, 1996 through September 30, 1997 (Audited).


(b) PRO FORMA COMBINED FINANCIAL INFORMATION

(i) Pro forma combined financial statements of Global Sports, Inc. and the Gen-X Companies as of and for the three months ended March 31, 1998 (Unaudited).

(ii) Pro forma combined statement of operations of Global Sports, Inc. and the Gen-X Companies for the year ended December 31, 1997 (Unaudited).

ITEM 7. (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED


ITEM 7. (a) (i)




                         Combined Financial Statements

                       C.A.S. Sports International, Inc.
                        and C.A.S. Sports Agency, Inc.

                         Year Ended December 31, 1995
                      with Report of Independent Auditors

                                   CONTENTS

     Report of Independent Auditors                                          1

     Audited Combined Financial Statements

     Combined Balance Sheet                                                  2
     Combined Statement of Income                                            3
     Combined Statement of Stockholder's Equity                              4
     Combined Statement of Cash Flows                                        5
     Notes to Combined Financial Statements                                  6


Note: Above page numbers refer to pagination of original report.

                        Report of Independent Auditors


The Board of Directors
C.A.S.  Sports International, Inc. and
 C.A.S. Sports Agency, Inc.

We have audited the accompanying combined balance sheet of C.A.S. Sports International, Inc. and C.A.S. Sports Agency, Inc. as of December 31, 1995, and the related combined statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of C.A.S. Sports International, Inc. and C.A.S. Sports Agency, Inc. at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

February 28, 1996                               /s/  Ernst & Young, LLP
Seattle, Washington

       C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

                            COMBINED BALANCE SHEET

                               DECEMBER 31, 1995

ASSETS
Current assets:
     Cash and cash equivalents                                                          $   1,123,739
     Accounts receivable, less allowance for doubtful accounts of $50,000                   7,662,850
     Inventories                                                                              125,543
     Prepaid expenses                                                                         118,003
     Deferred tax assets (Note 5)                                                              16,000
                                                                                      ----------------
Total current assets                                                                        9,046,135

Equipment and leasehold improvements, at cost:
     Furniture and equipment                                                                  190,554
     Leasehold improvements                                                                    57,239
                                                                                      ----------------
                                                                                              247,793
     Less accumulated depreciation and amortization                                            67,967
                                                                                      ----------------
Net equipment and leasehold improvements                                                      179,826

Goodwill, net of accumulated amortization of $114,121 (Note 2)                              3,243,134
Other assets                                                                                   88,149
                                                                                      ----------------
Total assets                                                                            $  12,557,244
                                                                                      ================
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Accounts payable                                                                   $   3,661,321
     Accrued expenses                                                                         376,540
     Customer deposits                                                                        145,582
     Income taxes payable (Note 5)                                                            300,005
     Due to affiliates                                                                      1,247,037
                                                                                      ----------------
Total current liabilities                                                                   5,730,485

Note payable to Parent (Note 3)                                                               997,511

Stockholder's equity
     Capital stock                                                                          3,478,318
     Retained earnings                                                                      2,350,930
                                                                                      ----------------
Total stockholder's equity                                                                  5,829,248
                                                                                      ----------------
Total liabilities and stockholder's equity                                              $  12,557,244
                                                                                      ================

See accompanying notes.

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

                          COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995


Net sales                                                                           $  35,375,565
Cost of goods sold                                                                     28,603,529
                                                                                 -----------------
Gross profit                                                                            6,772,036

Selling, general, and administrative expenses                                           3,071,526
                                                                                 -----------------
Operating income                                                                        3,700,510

Interest expense - affiliates                                                            (240,380)
Interest income                                                                            47,604
                                                                                 -----------------
Interest before income tax provision                                                    3,507,734

Income tax provision                                                                    1,299,757
                                                                                 -----------------
Net Income                                                                             $2,207,977
                                                                                 =================

See accompanying notes.

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY


                                                    Capital              Retained             Stockholder's
                                                     Stock               Earnings                Equity
                                                --------------       ---------------       ------------------
Balance, January 1, 1995                         $  3,435,999          $    142,953             $  3,578,952

 Net income for the year                                  ---             2,207,977                2,207,977

 Contribution of capital                               42,319                   ---                   42,319
                                                --------------       ---------------       ------------------
Balance, December 31, 1995                       $  3,478,318          $  2,350,930             $  5,829,248
                                                ==============       ===============       ==================


See accompanying notes.

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995

OPERATING ACTIVITIES
Reconciliation of net income to net cash used in
   operating activities:
      Net income                                                                               $  2,207,977
      Depreciation and amortization                                                                 147,422
      Deferred income tax benefit                                                                   (16,000)
      Changes in operating assets and liabilities:
         Increase in accounts receivable                                                         (5,760,407)
         Increase in inventories                                                                   (125,543)
         Increase in prepaid expenses                                                              (118,003)
         Increase in accounts payable and accrued expenses                                        2,380,263
         Increase in customer deposits                                                               35,483
         Decrease in income taxes payable                                                          (282,366)
         Increase in amounts due to affiliates                                                    1,247,037
                                                                                            ----------------
Net cash used in operating activities                                                              (284,137)

INVESTING ACTIVITIES
Purchases of equipment and leasehold improvements                                                  (149,311)
Increase in other assets                                                                            (37,061)
                                                                                            ----------------
Net cash used in investing activities                                                              (186,372)

FINANCING ACTIVITIES
Advances from affiliates                                                                          6,271,558
Repayment of advances from affiliates                                                            (6,271,558)
                                                                                            ----------------
Net cash used in financing activities                                                                     0
                                                                                            ----------------
Net decrease in cash and cash equivalents                                                          (470,509)

Cash and cash equivalents at beginning of year                                                    1,594,248
                                                                                            ----------------
Cash and cash equivalents at end of year                                                       $  1,123,739
                                                                                            ================

SUPPLEMENTAL DISCLOSURE
Cash paid for interest to affiliates                                                           $     37,281
                                                                                            ================
Cash paid for income taxes                                                                     $  1,633,672
                                                                                            ================

NONCASH FINANCING ACTIVITIES
Noncash contribution of capital:
   Increase in capital stock                                                                   $     42,319
                                                                                            ================
   Increase in goodwill                                                                        $    (42,319)
                                                                                            ================

See accompanying notes.

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The combined financial statements include the accounts of C.A.S. Sports International, Inc., a Canadian corporation, and C.A.S. Sports Agency, Inc., a U.S. corporation, (collectively, the "Companies"). The Companies are both wholly owned subsidiaries of Ride, Inc. (the "Parent"). The Companies distribute snowboards and related products, other sporting goods, and sports apparel to retailers and wholesalers in the United States and Canada and to international distributors in several foreign countries.

All intercompany transactions between the Companies have been eliminated. The functional currency of the Companies is the U.S. dollar. All amounts in the accompanying financial statements are presented in U.S. dollars.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY

Accounts receivable and accounts payable denominated in foreign currencies are translated to U.S. dollars at the exchange rate on the balance sheet date. Revenues, costs, and expenses are translated at the prevailing exchange rate at the time the transaction occurs. Adjustments resulting from foreign exchange transactions are recorded in the combined income statement.

The Companies enter into foreign currency futures and forward contracts, generally with terms of 270 days or less, as a hedge against some of its foreign currency commitments. Offsetting gains and losses on these contracts are recognized concurrently with the exchange gains and losses stemming from the associated commitments. The Companies are exposed to certain losses in the event of nonperformance by the counter parties to the futures contracts. The Companies' exposure, however, is not considered significant.

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Companies perform ongoing credit evaluations of their customers. Based on the Companies' assessment of credit risk, sales in the United States and Canada are made on a letter of credit basis, open credit, C.O.D, cash in advance, or by postdated check. International sales are generally made on a cash in advance or letter of credit basis. Sales to one customer accounted for approximately 17% of net sales during 1995.

INVENTORIES

Inventories are comprised of finished goods and are carried at the lower of cost or market using the first-in, first-out method.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Depreciation of office furniture and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally five years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the related lease.

GOODWILL

Goodwill is being amortized over 40 years using the straight-line method. The Company periodically reviews the carrying value of goodwill to determine if the facts and circumstances suggest that the value may be impaired.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of its products when the products are shipped to customers.

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Companies file a consolidated U.S. federal income tax return with the Parent. The Companies' income tax provision has been prepared as if they were filing a separate U.S. income tax return in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the tax rates that will be in effect when the differences are expected to reverse.

NEW ACCOUNTING PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company will adopt Statement No. 121 in 1996 and, based on current circumstances, does not believe the effect of adoption will be significant..

2. GOODWILL

In August 1994, the Companies were acquired by the Parent. At that time, the Parent's basis in the Companies' net assets, including goodwill, was pushed down to the separate financial statements of the Companies. During 1995, the Parent incurred $42,319 of additional costs in relation to its 1994 acquisition of the Companies. These costs have been contributed to capital as additional goodwill by the Parent.

3. NOTE PAYABLE TO PARENT

The Companies have a note payable to the Parent which accrues interest at 12% per annum. All principal and accrued interest on the note is due in 2004. During 1995, the Companies recorded approximately $115,000 in interest expense related to this note.

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

4. LINE OF CREDIT

The Companies have three available credit facilities with a Canadian bank. The first facility provides a $1.5 million line of credit for direct advances. The second facility provides for a $5.5 million line for letters of credit. The third facility provides for a $435,000 foreign exchange forward contract line. Borrowings under these facilities bear interest at the bank's prime U.S. lending rate plus 1%. As of December 31, 1995, the Companies had approximately $728,000 in outstanding import letters of credit drawn against the letter-of-credit facility. The credit facilities are guaranteed by the Parent.

5. INCOME TAXES

Deferred tax assets as of December 31, 1995 are attributable to the Companies' allowance for bad debts.

Significant components of the provision (benefit) for income taxes are as follows:


                Current provisions:
                        Federal                                    $ 1,177,000
                        State                                           (5,000)
                        Canada                                         143,757
                                                                  -------------
                                                                     1,315,757
                Deferred benefit - federal                             (16,000)
                                                                  -------------
                Total provision                                    $ 1,299,757
                                                                  =============

The Company's effective income tax rate for 1995 varied from the U.S. federal statutory tax rate as follows:

                U.S. federal statutory tax rate                           34.0%

                Change in tax rate resulting from:
                        Foreign taxes                                      2.2
                        Nondeductible goodwill amortization                0.8
                        Other                                              0.1
                                                                  -------------
                Effective tax rate                                        37.1%
                                                                  =============

        C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC.

6. FOREIGN CURRENCY TRANSACTIONS

The Companies recognized approximately $418,000 in gains on foreign currency forward contracts during 1995. This amount is included in cost of goods sold in the accompanying statement of operations.

At December 31, 1995, the Companies had open forward contracts to purchase an aggregate of 4.8 million Deutsche Marks for approximately $3.3 million. Ile contracts mature from January 1996 through August 1996. The net loss on these forward contracts as of December 31, 1995 of approximately $15,000 has been deferred and will be recognized when the related commitments are settled.

7. RELATED-PARTY TRANSACTIONS

During 1995, the Companies borrowed approximately $6.3 million from affiliates for working capital. Such amounts were repaid during the year. Approximately $125,000 in interest expense related to these borrowings was incurred during 1995.

An affiliate charges the Companies for warehousing and handling costs related to inventories held in the United States. During 1995, approximately $10,000 was paid to the affiliate for these services.

During 1995, the Companies purchased $848,000 in inventories from affiliates.

8. LEASES

The Company is committed under noncancellable operating leases expiring at various dates through February 1999 for office facilities and equipment. The leases generally require that the payments of taxes, insurance, and maintenance are the responsibility of the Company.

Approximate future minimum lease payments for all of the Company's noncancellable operating leases are as follows:

                1996                                                $   59,000
                1997                                                    55,000
                1998                                                    53,000
                1999                                                     5,000
                                                                  -------------
                                                                      $172,000
                                                                  =============

Rent expense for the year ended December 31, 1995 was approximately $84,000.

ITEM 7. (a) (ii)



                       C.A.S. SPORTS INTERNATIONAL, INC.
                       AND C.A.S. SPORTS AGENCY, INC.



                       COMBINED FINANCIAL STATEMENTS

                       OCTOBER 10, 1996


                       TOGETHER WITH AUDITOR'S REPORT

================================================================================
                               AUDITORS' REPORT
================================================================================


To the Board of Directors of
C.A.S. SPORTS INTERNATIONAL, INC. AND
C.A.S. SPORTS AGENCY, INC.:


We have audited the accompanying combined balance sheet of C.A.S. SPORTS INTERNATIONAL, INC. AND C.A.S. SPORTS AGENCY, INC. as at October 10, 1996 and the related combined statements of income, retained earnings and statement of cash flows for the period from January 1, 1996 to October 10, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of C.A.S. Sports International, Inc. and C.A.S. Sports Agency, Inc. as at October 10, 1996 and the results of their operations and their cash flows for the period from January 1, 1996 to October 10, 1996 in accordance with generally accepted accounting principles.

/s/ Arthur Andersen & Company

July 17, 1998.
Toronto, Canada.

                       C.A.S. SPORTS INTERNATIONAL, INC.
                        AND C.A.S. SPORTS AGENCY, INC.
                            COMBINED BALANCE SHEET
                               OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)


                                     ASSETS

                                                         OCTOBER 10,  December 31,
                                                            1996          1995
                                                         -----------   -----------
CURRENT ASSETS
 Cash and cash equivalents                               $    -        $ 1,123,739
 Accounts receivable                                      10,313,695     7,662,850
 Inventories                                               1,452,883       125,543
 Prepaid expenses and deposits                               510,111       165,940
                                                         -----------   -----------
                                                          12,276,689     9,078,072

CAPITAL ASSETS (Note 2)                                      187,115       179,826

OTHER ASSETS                                                  82,910        56,212

GOODWILL, net of accumulated amortization of $179,728
 (1995 - $114,121) (Note 3)                                3,177,527     3,243,134
                                                         -----------   -----------
                                                         $15,724,241   $12,557,244
                                                         ===========   ===========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
 Bank indebtedness (Note 4)                               $2,698,680   $    -
 Accounts payable and accrued liabilities                  2,300,664     4,037,861
 Customer deposits                                            -            145,582
 Income taxes payable                                        181,905       300,005
 Due to parent (Note 5)                                    4,372,335     1,247,037
                                                         -----------   -----------
                                                           9,553,584     5,730,485
                                                         -----------   -----------
NOTE PAYABLE TO PARENT (Note 6)                              125,679       997,511
                                                         -----------   -----------
SHAREHOLDER'S EQUITY
 Capital stock (Note 7)                                    3,478,318     3,478,318
 Retained earnings                                         2,566,660     2,350,930
                                                         -----------   -----------
                                                           6,044,978     5,829,248
                                                         -----------   -----------
                                                         $15,724,241   $12,557,244
                                                         ===========   ===========

       The accompanying notes are an integral part of this balance sheet

                       C.A.S. SPORTS INTERNATIONAL, INC.
                        AND C.A.S. SPORTS AGENCY, INC.
              COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
            FOR THE PERIOD FROM JANUARY 1, 1996 TO OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)



                                            OCTOBER 10,  December 31,
                                              1996          1995
                                           -----------   -----------
REVENUE                                    $20,600,013   $35,375,565

COST OF SALES                               17,399,618    28,603,529
                                           -----------   -----------

GROSS PROFIT                                 3,200,395     6,772,036

OPERATING EXPENSES (Note 8)                  2,717,233     3,071,526
                                           -----------   -----------

INCOME BEFORE INTEREST INCOME (EXPENSE)
 AND PROVISION FOR TAXES                       483,162     3,700,510

INTEREST EXPENSE (Note 6)                     (211,023)     (240,380)

INTEREST INCOME                                 35,287        47,604
                                           -----------   -----------

INCOME BEFORE PROVISION FOR TAXES              307,426     3,507,734

PROVISION FOR INCOME TAXES                      91,696     1,299,757
                                           -----------   -----------

NET INCOME                                     215,730     2,207,977

RETAINED EARNINGS, beginning of period       2,350,930       142,953
                                           -----------   -----------

RETAINED EARNINGS, end of period           $ 2,566,660   $ 2,350,930
                                           ===========   ===========

       The accompanying notes are an integral part of this balance sheet

                       C.A.S. SPORTS INTERNATIONAL, INC.
                        AND C.A.S. SPORTS AGENCY, INC.
                            STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1996 TO OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)



                                                   OCTOBER 10,  December 31,
                                                        1996       1995
                                                   -----------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                        $   215,730  $ 2,207,977
 Adjustments for:
 Depreciation and amortization of capital assets        63,560      147,422
 Amortization of goodwill                               65,607          -
 Deferred income tax                                    16,000      (16,000)
                                                   -----------  -----------

                                                       360,897    2,339,399

 Changes in non-cash working capital                (6,339,235)  (2,623,536)
                                                   -----------  -----------
                                                    (5,978,338)    (284,137)
                                                   -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets                             (70,849)    (149,311)
Increase in other assets                               (26,698)     (37,061)
                                                   -----------  -----------
                                                       (97,547)    (186,372)
                                                   -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of note payable to Parent                   (871,832)         -
Advances from Parent                                 3,125,298          -
                                                   -----------  -----------
                                                     2,253,466          -
                                                   -----------  -----------

NET INCREASE IN BANK INDEBTEDNESS                   (3,822,419)    (470,509)

CASH AND CASH EQUIVALENTS, beginning of period       1,123,739    1,594,248
                                                   -----------  -----------

CASH AND CASH EQUIVALENTS
 (BANK INDEBTEDNESS), end of period                $(2,698,680) $ 1,123,739
                                                   ===========  ===========

       The accompanying notes are an integral part of this balance sheet

                       C.A.S. SPORTS INTERNATIONAL, INC.
                        AND C.A.S. SPORTS AGENCY, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)



1.  SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The combined financial statements include the accounts of C.A.S. Sports International, Inc. ("C.A.S. International"), a Canadian corporation, and C.A.S. Sports Agency, Inc. ("C.A.S. Agency"), a U.S. corporation, (collectively, the "Companies"). The Companies are both wholly owned subsidiaries of Ride, Inc. (the "Parent"). The Companies distribute snowboards and related products, other sporting goods, and sports apparel to retailers and wholesales in the United States and Canada and to international distributors in several foreign countries.

    BASIS OF PRESENTATION

    All intercompany transactions between the Companies have been eliminated. The functional currency of the Companies is the U.S. dollar. All amounts in the accompanying financial statements are presented in U.S. dollars.

    These statements have been prepared immediately prior to the sale of the "closeout" portion of business to Gen-X Holdings Inc. ("Gen-X") at October 11, 1996 including prepaid expenses of $96,094 and fixed assets of $187,115 for consideration of $3,000,000. The balance of the "branded" product business was maintained by the Parent.

    In addition to the purchase of assets above, Gen-X acquired substantially all of the inventory on various dates until December 20, 1996 for cash consideration. Gen-X collected substantially all of the accounts receivable of the Companies at October 10, 1996 over a period from October 11, 1996 to June 30, 1997 and received a collection fee from the Parent equal to 1.75% of the balance collected.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       C.A.S. SPORTS INTERNATIONAL, INC.
                        AND C.A.S. SPORTS AGENCY, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)



1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FOREIGN CURRENCY

    Accounts receivable and accounts payable denominated in foreign currencies are translated into U.S. dollars at the exchange rate on the balance sheet date. Revenues, costs, and expenses are translated at the prevailing exchange rate at the time the transaction occurs. Adjustments resulting from foreign exchange transactions are recorded in the combined income statement.

    The Companies enter into foreign currency futures and forward contracts, generally with terms of 270 days or less, as a hedge against some of its foreign currency commitments. Offsetting gains and losses on these contracts are recognized concurrently with the exchange gains and losses stemming from the associated commitments. The Companies are exposed to certain losses in the event of nonperformance by the counterparties to the futures contracts. The Companies' exposure, however, is not considered significant.

    CONCENTRATION OF CREDIT RISK

    The Company performs ongoing credit evaluations of its customers. Based on the Company's assessment of credit risk, sales in the United States and Canada are made on open credit, C.O.D., cash in advance or by post-dated cheque. International sales are generally made on cash in advance or letter of credit basis.

    INVENTORIES

    Inventories are carried at the lower of cost and market using the first-in, first-out method.

    CAPITAL ASSETS

    Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the related lease.

    GOODWILL

    Goodwill is being amortized over forty years using the straight-line method. Goodwill is written down when there has been a permanent impairment in the value of unamortized goodwill. A permanent impairment in goodwill is determined by comparison of the carrying value of unamortized goodwill with discounted future earnings of the related business.

                       C.A.S. SPORTS INTERNATIONAL, INC.
                        AND C.A.S. SPORTS AGENCY, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 12)
                          (EXPRESSED IN U.S. DOLLARS)



1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    REVENUE RECOGNITION

    The Company recognizes revenue from the sale of its products when the products are shipped to customers.

    INCOME TAXES

    The Companies file a consolidated U.S. federal income tax return with the Parent. The Companies' income tax provision has been prepared as if they were filing a separate U.S. income tax return in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the tax rates that will be in effect when the differences are expected to reverse.

    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    Most entities depend on computerized systems and therefore are exposed to the Year 2000 conversion risk, which, if not properly addressed, could affect an entity's ability to conduct normal business operations. Management is addressing this issue, however, given the nature of this risk, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company and those with whom it deals such as customers, suppliers or other third parties, will be fully resolved without adverse impact on the Company's operations.


2.  CAPITAL ASSETS

    The Company has the following capital assets as of October 10, 1996:


                                                  1996
                                  -------------------------------------
                                              ACCUMULATED    NET BOOK
                                     COST     DEPRECIATION     VALUE
                                  ----------  ------------  -----------

    Furniture and equipment       $  260,909  $    108,041  $   152,868
    Leasehold improvements            57,733        23,486       34,247
                                  ----------  ------------  -----------

                                  $  318,642  $    131,527  $   187,115
                                  ==========  ============  ===========

                       C.A.S. SPORTS INTERNATIONAL, INC.
                        AND C.A.S. SPORTS AGENCY, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)



2.  CAPITAL ASSETS (CONTINUED)


                                                     1995
                                   ---------------------------------------
                                                 Accumulated    Net Book
                                       Cost      Depreciation     Value
                                   ------------  ------------  -----------

    Furniture and equipment        $    190,554  $     53,606  $   136,948
    Leasehold improvements               57,239        14,361       42,878
                                   ------------  ------------  -----------

                                   $    247,793  $     67,967  $   179,826
                                   ============  ============  ===========


3.  GOODWILL

    In August 1994, the Companies were acquired by the Parent. At that time, the Parent's basis in the Companies' net assets, including goodwill, was pushed down to the separate financial statements of the Companies. During 1995, the Parent incurred $42,319 of additional costs in relation to its 1994 acquisition of the Companies. These costs have been contributed to capital as additional goodwill by the Parent.


4.  BANK INDEBTEDNESS

    The Companies have three available credit facilities with a Canadian bank. The first facility provides a $1,500,000 line of credit for direct advances. The second facility provides for a $5,500,000 line for letters of credit. The third facility provides for $435,000 foreign exchange forward contract line. Borrowings under these facilities bear interest at the bank's prime U.S. lending rate plus 1%. As of October 10, 1996, the Companies had approximately $1,560,142 in outstanding import letters of credit drawn against the letter-of-credit facility. The credit facilities are guaranteed by the Parent.


5.  DUE TO PARENT

    Due to parent amounts are non-interest bearing and due on demand.

                       C.A.S. SPORTS INTERNATIONAL, INC.
                         AND C.A.S. SPORTS AGENCY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)



6.  NOTE PAYABLE TO PARENT

    The Companies have a note payable to the Parent which accrues interest at 12% per annum. All principal and accrued interest on the note is due in 2004. During the period from January 1, 1996 to October 10, 1996, the Companies recorded approximately $56,000 (1995 - $115,000) in interest expense related to this note.


7.  CAPITAL STOCK

    Capital stock consists of the following:

    Authorized
     Unlimited number of common shares of
      C.A.S. International
     100,000 common shares of C.A.S. Agency

                                                         1996        1995
                                                      ----------  ----------
    Issued and outstanding
      10,000 common shares of C.A.S. International    $   87,347  $   87,347
     100,000 common shares of C.A.S. Agency                1,000       1,000
     Paid up capital                                   3,389,971   3,389,971
                                                      ----------  ----------
                                                      $3,478,318  $3,478,318
                                                      ==========  ==========

8.  RELATED-PARTY TRANSACTIONS

    During the year, the Companies borrowed from affiliates to fund working capital needs.

    The companies were charged approximately $395,000 in management fees by the Parent, and is included in operating expenses.

    An affiliate charges the Companies for warehousing and handling costs related to inventories held in the United States.

    During 1996, the Companies purchased $1,903,117 in inventories from affiliates.

                       C.A.S. SPORTS INTERNATIONAL, INC.
                         AND C.A.S. SPORTS AGENCY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                OCTOBER 10, 1996
          (WITH COMPARATIVE FIGURES FOR THE PRECEDING YEAR - NOTE 11)
                          (EXPRESSED IN U.S. DOLLARS)




9.  FOREIGN CURRENCY TRANSACTIONS

    The Companies recognized approximately $63,000 in gains on foreign currency forward contracts during 1996. This amount is included in cost of goods sold in the accompanying statement of operations.


10. LEASES

    The Company is committed under noncancelable operating leases expiring at various dates through February 1999 for office facilities and equipment. The leases generally require that the payment of taxes, insurance, and maintenance are the responsibility of the Company.

    Approximate future minimum lease payments for all of the Company's noncancelable operating leases are as follows:

    1997                                                              $ 55,675
    1998                                                                53,448
    1999                                                                17,816
                                                                      --------

                                                                      $126,939
                                                                      ========

11. COMPARATIVE FIGURES

    The financial statements for 1995, which are presented for comparative purposes only, were audited by another firm of chartered accountants which issued an unqualified opinion dated February 28, 1996.

    Certain amounts in the 1995 financial statements have been reclassified to conform to the 1996 presentation.

ITEM 7. (a) (iii)




                             GEN-X EQUIPMENT INC.


                       CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1997



                        TOGETHER WITH AUDITORS' REPORT

================================================================================
                                AUDITORS' REPORT
================================================================================


To the Shareholders of
GEN-X EQUIPMENT INC.:


We have audited the consolidated balance sheet of GEN-X EQUIPMENT INC. as at September 30, 1997 and the consolidated statement of income and retained earnings for the period from October 10, 1996 to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 1997 and the results of its operations and the changes in its financial position for the period from October 10, 1996 to September 30, 1997 in accordance with generally accepted accounting principles.


/s/ Arthur Andersen & Co.

October 31, 1997.
Toronto, Canada.

                             GEN-X EQUIPMENT INC.
                          CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1997
                          (EXPRESSED IN U.S. DOLLARS)


                                    ASSETS

CURRENT ASSETS
 Accounts receivable, net                                     $ 9,102,304
 Inventories                                                    2,158,886
 Prepaids and other assets                                        228,569
                                                              -----------
                                                               11,489,759
                                                              -----------

CAPITAL ASSETS (Note 3)
 Furniture and fixtures                                           462,650
 Moulds                                                           400,000
 Less:  Accumulated depreciation                                 (193,762)
                                                              -----------
                                                                  668,888
                                                              -----------

OTHER ASSETS                                                       74,978
                                                              -----------

GOODWILL, net of accumulated amortization of $52,272 (Note 2)   2,129,515
                                                              -----------

                                                              $14,363,140
                                                              ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank loan (Note 3)                                           $ 1,976,352
 Accounts payable and accrued liabilities                       6,229,291
 Income taxes payable                                             200,176
 Current portion of long-term debt (Note 4)                       300,000
                                                              -----------
                                                                8,705,819
                                                              -----------
LONG-TERM DEBT (Note 4)                                         3,199,299
                                                              -----------
SHAREHOLDERS' EQUITY
 Capital stock (Note 5)                                           500,766
 Retained earnings                                              1,957,256
                                                              -----------
                                                                2,458,022
                                                              -----------
                                                              $14,363,140
                                                              ===========

  The accompanying notes are an integral part of this consolidated statement.

                              GEN-X EQUIPMENT INC.
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
           FOR THE PERIOD FROM OCTOBER 10, 1996 TO SEPTEMBER 30, 1997
                          (EXPRESSED IN U.S. DOLLARS)


REVENUE                                                        $ 31,420,379

COST OF SALES                                                    24,839,964
                                                               ------------
GROSS PROFIT                                                      6,580,415
                                                               ------------
OPERATING EXPENSES
 Salaries and employee benefits                                   2,087,734
 Commissions                                                        761,855
 Professional fees                                                  254,159
 Depreciation and amortization                                      246,033
 Trade shows                                                        157,496
 Rent and equipment leases                                          121,044
 Office expense                                                     105,636
 Bank charges and interest                                          105,548
 Travel and entertainment                                           102,309
 Interest on shareholders' loans                                     99,726
 Telephone and fax                                                   86,942
 Bad debts                                                           77,715
 Credit insurance                                                    68,383
 Insurance                                                           47,405
 Maintenance                                                         21,717
 Advertising                                                         20,081
 Interest income                                                    (44,791)
 Miscellaneous income                                               (72,051)
                                                               ------------
                                                                  4,246,941
                                                               ------------

INCOME BEFORE INCOME TAXES                                        2,333,474

INCOME TAXES                                                        342,976
                                                               ------------

NET INCOME                                                        1,990,498

PREFERRED SHARE DIVIDEND                                             33,242
                                                               ------------

RETAINED EARNINGS, end of period                               $  1,957,256
                                                               ============

  The accompanying notes are an integral part of this consolidated statement.

                              GEN-X EQUIPMENT INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                          (EXPRESSED IN U.S. DOLLARS)



1.  SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The consolidated financial statements of Gen-X Equipment Inc. (the "Company") include the accounts of its wholly-owned subsidiaries: C.A.S. Sports International Inc., C.A.S. Sports Agency, Inc., and Gen-X Equipment AG.

    The Company is a leading distributor of excess inventories of sports equipment and accessories and specializes in acquiring excess inventories of snowboards, snowboard boots and bindings, in-line skates, premium sunglasses and sports goggles, skateboards, mountain bikes, wakeboards and specialty footwear from manufacturers and other suppliers and reselling these products to sporting goods retailers worldwide.

    USES OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    FOREIGN CURRENCY

    Accounts receivable and accounts payable denominated in foreign currencies are translated into U.S. dollars at the exchange rate as of the balance sheet date. Revenues, costs of sales and expenses are translated at the prevailing exchange rate at the time the transaction occurs. Adjustments resulting from foreign exchange transactions are recorded in the consolidated income statement.

    CONCENTRATION OF CREDIT RISK

    The Company performs ongoing credit evaluations of its customers. Based on the Company's assessment of credit risk, sales in the United States and Canada are made on open credit, C.O.D., cash in advance or by post-dated cheque. International sales are generally made on cash in advance or letter of credit basis. Effective with sales made on February 1, 1997 and thereafter, the majority of accounts are credit insured with the Export Development Corporation of Canada.

    INVENTORIES

    Inventories are carried at the lower of cost and market using the first-in, first-out method.

                              GEN-X EQUIPMENT INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                          (EXPRESSED IN U.S. DOLLARS)



1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    CAPITAL ASSETS

    Furniture, fixtures and computer equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years.

    Snowboard binding moulds are amortized using the straight-line method over four years.

    GOODWILL

    Goodwill is being amortized over forty years using the straight-line method. Goodwill is written down when there has been a permanent impairment in the value of unamortized goodwill. A permanent impairment in goodwill is determined by comparison of the carrying value of unamortized goodwill with discounted future earnings of the related business.

    REVENUE RECOGNITION

    The Company recognizes revenue from the sale of its products when the products are shipped to customers.


2.  ACQUISITIONS

    The Company was formed on October 10, 1996 for the purpose of acquiring the shares of C.A.S. Sports International, Inc., and C.A.S. Sports Agency, Inc. from Ride Inc. for the amount of $3,030,115. The Company paid cash of $1,000,000 to Ride Inc. on closing of the transaction and Ride Inc. took back loans payable in the amount of $2,000,000. Goodwill generated as a result of the purchase transaction was determined as follows:


    Purchase price                                         $3,030,115
    Allocated as follows:
     Capital assets                                          (800,000)
     Other assets                                             (48,328)
                                                           ----------

    Goodwill                                               $2,181,787
                                                           ==========

    As part of the acquisition, the Company agreed to purchase all of the inventory carried by the predecessor company by no later than December 31, 1996.

                              GEN-X EQUIPMENT INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                          (EXPRESSED IN U.S. DOLLARS)



3.  BANK INDEBTEDNESS

    The Company has a line of credit available with the Hongkong Bank of Canada in the U.S. equivalent amount of $10,000,000. The loan is available for either direct borrowing or for import letters of credit. The loan bears interest at prime plus one half percent and is secured by a general security agreement covering all of the Company's assets. As at September 30, 1997, the Company had an obligation under import letters of credit in the amount of $2,276,187 and import bills payable in the amount of $437,760.


4.  LONG-TERM DEBT

    Long-term debt is comprised of:

    Loans payable to Ride Inc., interest at U.S. prime rate, secured by a pledge of the shares of C.A.S. Sports International Inc., and C.A.S. Sports Agency
     Inc.  The loan is repayable in equal quarterly installments of $100,000.
     Principal and interest payments commence on March 31, 1998.                                 $ 2,000,000

    7% loans payable to shareholders, unsecured, interest due monthly, maturing
     September 30, 2006.                                                                           1,499,299
                                                                                                 -----------

                                                                                                   3,499,299

    Less:  Current portion of long-term debt                                                         300,000
                                                                                                 -----------
                                                                                                 $ 3,199,299
                                                                                                 ===========

    Long-term debt is repayable as follows:

    1998                                                                                         $   300,000
    1999                                                                                             400,000
    2000                                                                                             400,000
    2001                                                                                             400,000
    2002 and thereafter                                                                            1,999,299
                                                                                                 -----------
                                                                                                 $ 3,499,299
                                                                                                 ===========

                              GEN-X EQUIPMENT INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                          (EXPRESSED IN U.S. DOLLARS)



5.  CAPITAL STOCK


    Capital stock consists of the following:

    Authorized-
       1,000,000  Preferred shares, non-voting,
                  7% cumulative dividend,
                  redeemable at $10 per share
       1,000,000  Class A Common shares
       1,000,000  Class V Common shares



    Issued and outstanding-
           9,650  Class A common shares                        $    965
             350  Class V common shares                              35
          49,975  Preferred shares                              499,766
                                                               --------
                                                               $500,766
                                                               ========

    The Company declared and paid dividends of $33,242 on Preferred shares during the period from October 10, 1996 to September 30, 1997.


6.  COMMITMENTS

    At September 30, 1997, the Company had committed to purchase a building at 25 Vanley Crescent, North York, Ontario in the amount of $488,200. Deposits in the amount of $142,600 have been made and are included in prepaids and other assets. The Company entered into a mortgage payable in the amount of $326,000 on the closing date for the acquisition of land and building which was October 1, 1997.


7.  STATEMENT OF CHANGES IN FINANCIAL POSITION

    The Company has determined that a statement of changes in financial position would not provide additional meaningful information that could not be readily determined from the accompanying financial statements. Accordingly, a statement of financial position has not been presented.

ITEM 7. (b) PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information reflects the Company's acquisition of Gen-X Holdings, Inc. and Gen-X Equipment Inc. (the "Gen-X Companies") effective May 12, 1998 for an aggregate purchase price of $6.8 million plus contingent consideration as described in Item 2 of the Form 8-K dated May 12, 1998. This unaudited pro forma financial information also reflects the reorganization of RYKA Inc. ("RYKA") and KPR Sports International, Inc. and affiliates ("KPR") consummated on December 15, 1997 as previously reported in a separate Form 8-K dated thereon. Refer to Item 2 of the Forms 8-K filed on December 30, 1997 and May 27, 1998 for more information on the reorganization and acquisition, respectively. The following unaudited pro forma combined balance sheet gives effect to the reorganization and acquisition as if they had occurred on March 31, 1998. The following unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the reorganization and acquisition as if they had occurred January 1, 1997. The pro forma financial information is based on the historical financial statements of RYKA, KPR and the Gen-X Companies after giving effect to the reorganization and acquisition using the purchase method of accounting and assumptions and adjustments deemed appropriate by management, certain of which are described in the accompanying notes to the pro forma combined financial statements. For 1997 pro forma income statement purposes, the Gen-X Companies' historical financial information represents the period from October 11, 1996 (the inception of Gen-X Holdings, Inc.) through September 30, 1997 (fiscal period end).

    The pro forma combined condensed financial information does not purport to represent what the combined company's results of operations and financial position actually would have been had the reorganization and acquisition occurred on the dates specified, or to project the combined company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. The pro forma combined condensed financial information should be read in conjunction with the separate audited historical financial statements of the Company and the notes thereto set forth in the Company's 1997 Annual Report on Form 10-K and the historical financial statements of the Gen-X Companies and the notes thereto set forth in Item 7(a) of this Form 8-K/A.

                              GLOBAL SPORTS, INC.
                                      AND
                              THE GEN-X COMPANIES

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                                                     Pro Forma         Historical
                                                      Global              Gen-X
                                                    For the 12        For the period        Pro Forma
                                                   months ended          10/11/96  -       Adjustments       Pro Forma
                                                     12/31/97              9/30/97           (Note 1)         Combined
                                                --------------------------------------------------------------------------
Net Sales......................................   $   73,728,395       $   31,420,379     $        -        $ 105,148,774

Costs and Expenses:
      Cost of Sales............................       57,920,340           24,839,964              -           82,760,304
      Selling, General & Administrative
            Expenses...........................       19,342,320            4,363,783           (711,478)      22,994,625
                                               ------------------------------------------------------------------------------
Operating Income (Loss)........................       (3,534,265)           2,216,632            711,478         (606,155)

Other (Income) Expenses........................        2,630,538              (83,600)             -            2,546,938
                                               ------------------------------------------------------------------------------
Income (Loss) before Income Taxes..............       (6,164,803)           2,300,232            711,478       (3,153,093)

Provision for Income Taxes.....................            -                  342,976            357,587          700,563
                                               -----------------------------------------------------------------------------
Net Income (Loss)..............................   $  ( 6,164,803)      $    1,957,256     $      353,891    $  (3,853,656)
                                               ==============================================================================
Losses per share - Basic & Diluted.............                                                             $        (.33)
                                                                                                            =================
Average Common Shares Outstanding - Basic &
     Diluted...................................                                                               (11,572,465)
                                                                                                            =================


See accompanying notes.

                              GLOBAL SPORTS, INC.
                                      AND
                              THE GEN-X COMPANIES

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                       Pro Forma
                                                Historical         Historical         Adjustments          Pro Forma
                                                  Global              Gen-X             (Note 1)            Combined
                                          -------------------------------------------------------------------------------

Net Sales.................................         $28,148,378        $6,827,726            $                 $34,976,104
Costs and Expenses:
      Cost of Sales.......................          20,023.899         5,355,015                               25,378,914
      Selling, General & Administrative
         Expenses.........................           5,380,723         1,231,126              72,131            6,683,980
                                          -------------------------------------------------------------------------------
 Operating Income..........................          2,743,756           241,585             (72,131)           2,913,210

Other (Income) Expense....................             562,183           (11,666)                                 550,517
                                          -------------------------------------------------------------------------------
Income before Income Taxes................           2,181,573           253,251             (72,131)           2,362,693
Provision for Income taxes................             650,000            (7,949)            (10,603)             631,448
                                          -------------------------------------------------------------------------------

Net Income................................         $ 1,531,573        $  261,200            $(61,528)         $ 1,731,245
                                          ===============================================================================
Earnings per share - Basic................                                                                    $       .15
                                                                                                              ===========
Average Common Shares Outstanding -
     Basic................................                                                                     11,918,198
                                                                                                              ===========
Earnings per share - Diluted..............                                                                    $       .14
                                                                                                              ===========
Average Common Shares Outstanding -
     Diluted..............................                                                                     12,074,658
                                                                                                               ==========



See accompanying notes.

                              GLOBAL SPORTS, INC.
                                      AND
                              THE GEN-X COMPANIES

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF MARCH 31, 1998


                                                   Historical          Historical          Pro Forma            Pro Forma
                                                     Global              Gen-X            Adjustments            Combined
                                              --------------------------------------------------------------------------------
                 ASSETS

Current assets:
  Cash and cash equivalents                     $     995,582      $           -      $            -           $       995,582
  Accounts receivable                              21,489,338           8,098,142                                   29,587,480
  Inventory                                        17,825,322           4,011,845                                   21,837,167
  Prepaid expenses and other current assets           718,554              35,867                                      754,421
                                              --------------------------------------------------------------------------------
      Total current assets                         41,028,796          12,145,854                  -                53,174,650
Property and equipment, net of
 accumulated depreciation and amortization          3,211,271           1,108,267             447,491                4,767,029
Goodwill and intangibles, net                       5,991,784           2,101,438           3,336,264               11,429,486
Other assets                                            8,257              88,439                                       96,696
                                              --------------------------------------------------------------------------------
   Total assets                                 $  50,240,108      $   15,443,998     $     3,783,755          $    69,467,861
                                              ================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion - notes payable               $   2,000,000      $    2,083,923     $            -           $     4,083,923
  Current portion - capital lease obligation          118,978                  -                                       118,978
  Accounts payable and accrued expenses            18,877,132           5,536,221             327,795               24,741,148
  Subordinated note payable, related party          2,114,798                  -                                     2,114,798
                                              --------------------------------------------------------------------------------
   Total current liabilities                       23,110,908           7,620,144             327,795               31,058,847
Capital lease obligation, related party
 and other liabilities                              2,278,395                  -                                     2,278,395
Notes payable                                      21,157,292           4,314,823             499,766               25,971,881
Commitments and contingencies
Stockholders equity:
  Preferred stock                                          -              499,766            (499,766)                      -
  Common stock                                        114,881               1,000              14,000                  129,881
Additional paid in capital                          8,003,046                  -            6,450,225               14,453,271
Cumulative translation adjustment                     (32,849)                 -                                       (32,849)
Retained earnings (accumulated deficit)            (4,177,748)          3,008,265          (3,008,265)              (4,177,748)
                                              --------------------------------------------------------------------------------
                                                    3,907,330           3,509,031           2,956,194               10,372,555
Less:  Treasury stock, at cost                        213,817                  -                                       213,817
                                              --------------------------------------------------------------------------------
                                                    3,693,513           3,509,031           2,956,194               10,158,738
                                              --------------------------------------------------------------------------------
   Total liabilities and stockholders' equity   $  50,240,108      $   15,443,998     $     3,783,755          $    69,467,861
                                              ================================================================================

                              GLOBAL SPORTS, INC.
                                      AND
                              THE GEN-X COMPANIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
  --------------------------------------------------------------------------

NOTE 1.  PRO FORMA ADJUSTMENTS

A. In consideration for acquiring the stock of Gen-X Holdings Inc. and it's wholly owned subsidiaries, the Company issued 1.5 million shares of it's common stock and contingent consideration in the form of noninterest-bearing notes and shares of mandatorily redeemable preferred stock in the aggregate of $5 million. The notes and shares are payable or redeemable at $1 million per year over a 5-year period upon achieving certain sales and gross profit targets. In consideration for acquiring the stock of Gen-X Equipment, Inc., the Company issued $1,350,000 of contingent subordinated promissory notes.

B. The total purchase price, including acquisition expenses of $327,795 but excluding the contingent consideration described above, was $6,793,020. This purchase price is based on the 10-day average market price of the 1.5 million shares discounted to reflect that these shares represent a large block of the Company's stock. The preliminary purchase price allocation is as follows:

                                                                     As of May 12, 1998
                                                                --------------------------
        Property, plant and equipment.......................               $      447,491
        Goodwill............................................                    6,644,083
                                                                --------------------------
        Total fair value adjustments........................                    7,091,574
        Carrying amount of net assets acquired..............                     (298,554)
                                                                --------------------------
        Aggregate purchase price............................               $    6,793,020
                                                                ==========================

C. Amortization expense related to incremental goodwill was recorded assuming a 20-year amortization period.

D. Depreciation expense resulting from fair value adjustments to property, plant and equipment were recorded assuming a 30-year depreciable life.

E. Adjustments have been made to SG&A expenses to eliminate two $1 million bonuses paid to senior management of the Gen-X Companies in 1997 and 1998 which are not expected to reoccur in the future.

F. Income tax expense adjustments are computed at the statutory tax rates relative to the originating country.

G. The effect of cost saving and sale synergies expected to be realized as a result of the acquisition have not been reflected in pro forma financial information.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       GLOBAL SPORTS, INC.
                                ---------------------------------
                                          (Registrant)


DATE: February 8, 1999                 BY:   /s/ Michael G. Rubin
                                          --------------------------
                                             Michael G. Rubin
                                             Chief Executive Officer



DATE: February 8, 1999                 BY:   /s/ Steven A. Wolf
                                          --------------------------
                                             Steven A. Wolf
                                             Vice President of Finance &
                                             Chief Financial Officer